                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

  Filed by the Registrant  [X]
  Filed by a Party other than the Registrant  [ ]

  Check the appropriate box:
  [ ]  Preliminary Proxy Statement   [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)
                                         (2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Under Rule 14a-12

                   Courtyard by Marriott Limited Partnership
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)


              ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-
          11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
     [X]  Fee paid previously with preliminary materials:  $30,448.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                            -----------------------------------
(2)  Form, Schedule or Registration Statement No.:
                                                  ------------------------------
(3)  Filing Party:
                  -----------------------------------
Date Filed:
           -----------------------------------

                    Supplement dated September 26, 2000 to
         Purchase Offer and Consent Solicitation dated August 7, 2000

                              CBM I HOLDINGS LLC,
                     a wholly owned indirect subsidiary of
                            CBM JOINT VENTURE LLC,
                            a joint venture between
          MI CBM INVESTOR LLC (a wholly owned indirect subsidiary of
                       MARRIOTT INTERNATIONAL, INC.) and
                       ROCKLEDGE HOTEL PROPERTIES, INC.

                  Has Amended its Offer to Purchase for Cash
             Each Outstanding Unit of Limited Partnership Interest
                                      in
                   COURTYARD BY MARRIOTT LIMITED PARTNERSHIP
                                      by
 Increasing the Net Amount to be Received by Each Class Member to $133,500 per
                                     Unit
           (the Offer Price of $134,130 per Unit Remains Unchanged)
                                      and
is Soliciting Consents to a Merger and Amendments to the Partnership Agreement

                               ----------------

     THE PURCHASE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 16, 2000, UNLESS THE PURCHASE OFFER IS
              EXTENDED (AS SO EXTENDED, THE "EXPIRATION DATE").


                               ----------------

  The following information amends and supplements the Purchase Offer and Consent Solicitation dated August 7, 2000 (the "Original Purchase Offer and Consent Solicitation") furnished to holders ("Unitholders") of units of limited partnership interest ("Units") in Courtyard by Marriott Limited Partnership (the "Partnership") pursuant to the terms of a settlement agreement (the "Settlement Agreement") relating to the settlement (the "Settlement") of class action litigation described in the Original Purchase Offer and Consent Solicitation. This Supplement, dated September 26, 2000, to the Original Purchase Offer and Consent Solicitation (this "Supplement") provides information with respect to an increase in the net amount to be received by class members from approximately $116,000 per Unit, plus a pro rata portion of certain interest accrued on the Settlement Fund (as defined in the Settlement Agreement), to $133,500 per Unit (or a pro rata portion thereof) (the "Net Settlement Amount"), which amount includes certain interest accrued on the Settlement Fund, and certain other information.

  On September 25, 2000, the parties to the Settlement Agreement entered into an amendment to the Settlement Agreement (the "Amendment to the Settlement Agreement") relating to the Partnership. Pursuant to the terms of the Amendment to the Settlement Agreement, CBM I Holdings LLC (the "Purchaser") is continuing to offer to purchase all Units tendered prior to the Expiration Date for $134,130. However, the Net Settlement Amount that each Unitholder who is a class member will receive has been increased to $133,500 per Unit (or a pro rata portion thereof) in cash. The Net Settlement Amount of $133,500 includes each Unit's pro rata portion of certain interest accrued on the Settlement Fund. Under the terms of the Settlement Agreement, interest will continue to accrue until all third-party lender and other consents necessary to consummate the Settlement (other than the consents that constitute conditions to the Purchase Offer and the Merger (as defined)) have been obtained. As of September 22, 2000, approximately $3,800 in interest had accrued per Unit. In addition, pursuant to the terms of the merger agreement between a subsidiary of the Purchaser and the

Partnership (the "Merger Agreement"), each outstanding Unit that has not been tendered in the Purchase Offer (other than Units held by CBM One LLC, a limited liability company and the general partner of the Partnership (the "General Partner"), the Purchaser and Unitholders who elect to opt out of the Settlement) will be converted in the merger of a subsidiary of the Purchaser into the Partnership (the "Merger") into the right to receive $134,130 per Unit (or a pro rata portion thereof) in cash. The net amount that each Unitholder who has not opted out of the Settlement will receive in the Merger has been increased to $133,500 per Unit (or a pro rata portion thereof) in cash, which amount includes each Unit's pro rata portion of certain interest accrued on the Settlement Fund. CBM Joint Venture LLC, a Delaware limited liability company (the "Joint Venture") has agreed to pay a portion of the fees and expenses of counsel to the class action plaintiffs in the Haas Litigation (as defined in the Original Purchase Offer and Consent Solicitation) so that such counsel will receive the same amount as they would have received from the Settlement Fund prior to the increase in the Net Settlement Amount (if their request for attorneys' fees and expenses had been approved by the Court) and has also agreed to reimburse certain of the expenses of the CBM I LP Partners' Committee, a committee with which the revised Settlement was negotiated. The amount to be received by any Unitholder in the Purchase Offer or the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her Units.

  IF YOU WISH TO RECEIVE THE NET SETTLEMENT AMOUNT OF $133,500 PER UNIT AND YOU HAVE NOT CONSENTED TO THE MERGER OR YOU HAVE PREVIOUSLY VOTED AGAINST THE MERGER, YOU SHOULD CONSENT TO THE MERGER AND THE AMENDMENTS AS DESCRIBED BELOW.

  The Settlement will not be consummated unless the Court approves the fairness of the Settlement, as amended (including the terms and conditions of the revised Purchase Offer, the Merger and the Amendments) at a hearing at which Unitholders who have not opted out of the Settlement and who have timely filed the proper documents with the Court have the right to appear. A new hearing date has been set for October 19, 2000. See the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing," which was distributed by counsel to the class action plaintiffs with the Original Purchase Offer and Consent Solicitation for a description of the procedures that must be followed in order to appear at the hearing.

  A Special Litigation Committee appointed for the Partnership by the General Partner has reviewed the terms of the revised Settlement and determined that the revised Settlement does not affect the Special Litigation Committee's determination that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Haas Litigation), and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Haas Litigation. Counsel for the class action plaintiffs recommends that the class action plaintiffs approve the revised Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. The CBM I LP Partners' Committee, of which Marvin Schick is Chairman, has determined that the terms of the revised Settlement are fair and reasonable.

  In addition to Court approval, consummation of the Purchase Offer and the Merger is conditioned upon, among other things, (1) not more than ten percent of the Units in the Partnership (other than units held by the persons named as insiders in the Settlement Agreement (the "Insiders")) being held by holders who have elected to opt out of the Settlement (which condition may be waived by the Purchaser) and (2) prior to the Expiration Date, the holders of a majority of the outstanding Units (other than Units held by the General Partner and other affiliates) having submitted valid written consents to the Merger and to the Amendments. See "Special Factors--Conditions of the Purchase Offer and the Merger" in the Original Purchase Offer and Consent Solicitation for a description of the other conditions to the Purchase Offer and Merger. The condition that holders of not more than ten percent of the units of limited partnership interest in any of the partnerships involved in the Settlement shall have opted out of the Settlement has been satisfied (other than with respect to the Partnership).

  The Partnership has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on an amended Schedule 14D-9, which is being mailed to limited partners concurrently herewith.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of such transaction or passed upon the accuracy or adequacy of the disclosure contained in this document. Any representation to the contrary is a criminal offense.

  LIMITED PARTNERS WHO HAVE PREVIOUSLY CONSENTED TO THE MERGER AND THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR UNITS PURSUANT TO THE ORIGINAL PURCHASE OFFER NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE INCREASED NET SETTLEMENT AMOUNT FOR THEIR UNITS.

  This Supplement should be read in conjunction with the Original Purchase Offer and Consent Solicitation. Except as set forth in this Supplement or to the extent inconsistent with this Supplement, the terms and conditions previously set forth in the Original Purchase Offer and Consent Solicitation remain applicable in all respects to the Purchase Offer and Consent Solicitation. The Original Purchase Offer and Consent Solicitation, this Supplement and the related Proof of Claim, Assignment and Release contain important information and should be read carefully in their entirety before any decision is made with respect to the Purchase Offer or Consent Solicitation. Terms used but not defined in this Supplement have the meanings set forth in the Original Purchase Offer and Consent Solicitation.

  This Supplement, dated September 26, 2000, is being mailed to Unitholders on or about September 26, 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF SUPPLEMENT.....................................................   1

BACKGROUND OF THE REVISED PURCHASE OFFER..................................   4

THE AMENDED SETTLEMENT AGREEMENT..........................................   4

FAIRNESS DETERMINATIONS...................................................   4

  Position of Marriott International, MI Investor, Rockledge, Host
   Marriott, Host LP, the Joint Venture and the Purchaser Regarding
   Fairness...............................................................   4

  Determination of the Special Litigation Committee; and Recommendation of
   Counsel to the Class Action Plaintiffs.................................   5

  Determination of the CBM I LP Partners' Committee.......................   5

EXTENSION OF EXPIRATION DATE..............................................   5

EXTENSION OF SOLICITATION PERIOD..........................................   5

EXPIRATION OF THE OPT OUT PERIOD..........................................   6

THE MERGER................................................................   6

FEDERAL INCOME TAX CONSIDERATIONS OF THE REVISED PURCHASE OFFER...........   6

FINAL COURT HEARING AND RIGHT TO APPEAR...................................   7

SOURCE AND AMOUNT OF FUNDS................................................   8

VOTING AND REVOCATION OF CONSENTS; HOW TO CHANGE YOUR VOTE................   8

OTHER MATTERS.............................................................   9

  Fees and Expenses.......................................................   9

  Solicitation of Consents................................................  10

                             SUMMARY OF SUPPLEMENT

  The following are some of the questions that you, as a unitholder of Courtyard by Marriott Limited Partnership, may have regarding the revised purchase offer and consent solicitation and answers to those questions. We urge you to carefully read this supplement and the original purchase offer and consent solicitation in their entirety, because the information in this summary is not complete and additional important information is contained in both the remainder of this supplement and in the original purchase offer and consent solicitation.

HOW HAS THE OFFER CHANGED?

  We are offering to pay all unitholders the same gross amount of $134,130 per unit (or a pro rata portion thereof) in cash to purchase each unit, settle the Haas litigation and obtain a release of all claims in the Haas litigation. However, pursuant to an amendment to the settlement agreement, the net settlement amount that each unitholder who is a class member will receive has been increased from approximately $116,000 per unit, plus a pro rata portion of certain interest accrued on the settlement fund, to $133,500 per unit (or a pro rata portion thereof) in cash. The net settlement amount of $133,500 per unit includes each unit's pro rata portion of certain interest accrued on the settlement fund. As of September 22, 2000, approximately $3,800 in interest had accrued per unit. CBM Joint Venture LLC will pay a portion of the fees and expenses of counsel to the class action plaintiffs in the Haas Litigation so that class counsel will receive the same amount as they would have received from the settlement fund prior to the increase in the net settlement amount if their request for attorneys' fees and expenses had been approved by the Court. CBM Joint Venture LLC has also agreed to reimburse certain of the expenses of the CBM I LP Partners' Committee, a committee with which the revised settlement was negotiated. The net settlement amount per unit will be reduced by any amount owed by the holder on the original purchase price of his or her units. The other payment terms remain the same as stated in the original purchase offer and consent solicitation.

DO CLASS COUNSEL AND THE SPECIAL LITIGATION COMMITTEE BELIEVE THAT THE TERMS OF THE REVISED OFFER ARE FAIR?

  Yes. Counsel to the class action plaintiffs recommends that the class action plaintiffs approve the revised settlement by tendering their units in the purchase offer and consenting to the merger and the amendments, to the extent they have not already done so. In addition, the special litigation committee appointed for Courtyard by Marriott Limited Partnership by the general partner has reviewed the terms of the revised settlement and determined that the revised settlement does not affect the special litigation committee's determination that the terms of the settlement are fair and reasonable to the partnership.

HAS THE CBM I LP PARTNERS' COMMITTEE HEADED BY MARVIN SCHICK DETERMINED THE TERMS OF THE REVISED OFFER ARE FAIR?

  The CBM I LP Partners' Committee, of which Marvin Schick is Chairman, has determined that the terms of the revised settlement are fair and reasonable.

DO YOU HAVE THE FINANCIAL RESOURCES TO PAY THE FEES AND EXPENSES OF CLASS COUNSEL AND IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?

  We will need approximately $172 million to purchase all of the units pursuant to the purchase offer, to pay a portion of the fees and expenses of counsel to the class action plaintiffs, to reimburse the CBM I LP Partners' Committee for certain of its expenses to date, to consummate the merger and to pay related fees and expenses. We will obtain the funds indirectly from Marriott International and Rockledge (which will obtain some funds from Host Marriott, L.P.). Because the form of payment consists solely of cash and the purchase offer is not conditioned on our ability to obtain financing, we do not think our financial condition is relevant to your decision as to whether to tender in the purchase offer or consent to the merger and the amendments.

HOW LONG DO I HAVE TO DECIDE WHETHER TO CONSENT TO THE MERGER OR TO CHANGE MY VOTE?

  We are extending the expiration date of the purchase offer and the solicitation period, which is the time during which unitholders may vote for or against the merger and the amendments to the partnership's partnership agreement. Accordingly, if you have not yet submitted a consent form and wish to do so now, or if you previously voted against the merger and the amendments to the partnership agreement and you now wish to change your vote, you will have until 5:00 p.m., New York City time, on October 16, 2000 to do so. We may further extend the end of the solicitation period, in which case the new expiration of the solicitation period will be the last date on which your consent form will be accepted.

WHAT MUST I DO IF I PREVIOUSLY SUBMITTED A CONSENT FORM, BUT NOW WISH TO CHANGE MY VOTE?

  You may revoke your executed and submitted consent form at any time during the solicitation period, by delivering to the claims administrator a later-dated consent form. Enclosed with this supplement is a new GREEN consent form. If at 5:00 p.m., New York City time, on Monday, October 16, 2000, the merger and the amendments to the partnership agreement have received the approval of holders of a majority of the outstanding units (excluding units held by the partnership's general partner and its affiliates) and if the solicitation period is not further extended, the solicitation period will expire, and both the merger and the amendments to the partnership agreement will have been approved by the unitholders and will be consummated, subject to satisfaction or waiver (if waivable) of the conditions to consummation of the purchase offer and the merger.

WHAT WILL HAPPEN IF THE MERGER AND THE AMENDMENTS DO NOT RECEIVE THE REQUISITE VOTE OF UNITHOLDERS?

  One of the conditions to the purchase offer and the merger is that holders of a majority of the outstanding units of limited partnership interests in Courtyard by Marriott Limited Partnership (other than the general partner and its affiliates) have submitted valid written consents to the partnership's merger and certain amendments to its partnership agreement. Although we have the right to extend the offer so that this condition can be met, we can not waive this condition. Accordingly, if the merger and certain amendments to the partnership agreement do not receive the requisite vote of unitholders, we will not purchase the units or effect the merger.

IF I TENDER MY UNITS DO I ALSO NEED TO SUBMIT A CONSENT FORM?

  Tendering your units does not in itself constitute your consent to the merger and the amendments to the partnership agreement. If you wish to have your units purchased in the purchase offer and you have not yet consented to the merger and the amendments, you should also complete and timely return the enclosed GREEN consent form.

HOW DO I TENDER MY UNITS?

  If you did not yet tender your units and wish to do so now, you must either
(1) complete and sign the BLUE proof of claim, assignment and release (or a facsimile thereof) that we previously sent you or that is enclosed with this Supplement and mail or deliver it and any other required documents to GEMISYS Corporation at the address set forth on the back cover of this purchase offer and consent solicitation, or (2) if your units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee and instruct it to tender your units.

WHAT IF I HAVE ALREADY CONSENTED TO THE MERGER AND THE AMENDMENTS AND TENDERED MY UNITS IN THE PURCHASE OFFER?

  You do not need to take any further action if you have previously consented to the merger and the amendments to the partnership agreement by submitting a valid consent form and if you have previously tendered your units in the purchase offer and have not withdrawn them, unless you wish to change your vote or withdraw your units.

HOW LONG DO I HAVE TO OPT OUT OF THE SETTLEMENT?

  Unitholders who do not wish to participate in the settlement have until 6:00 p.m., New York City time, on Friday, October 13, 2000 to submit a written opt out notice to the claims administrator. If you previously opted out of the settlement, but now wish to participate in the settlement as a member of the settlement class, you may do so at any time by sending a written notice to the claims administrator stating your name, address and that you want to participate in the settlement class.

WHEN WILL THE FINAL COURT HEARING BE HELD?

  A new court hearing date has been set for October 19, 2000. The final approval hearing may be continued or adjourned from time to time by the court without further notice to you. Unitholders who have not opted out of the settlement have the right to appear at the final court hearing, if they follow the procedures described in the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing," which was distributed by counsel to the class action plaintiffs in the Haas litigation with the original purchase offer and consent solicitation. The final date for submission of a written notice of intent to appear at the final court hearing is October 13, 2000. The settlement will not be consummated unless the court approves the fairness of the settlement, as amended, at the final hearing.

WHAT MATERIAL FEDERAL INCOME TAX CONSIDERATIONS SHOULD I CONSIDER IN CONNECTION WITH THE SETTLEMENT, THE PURCHASE OFFER AND THE MERGER?

  Our offer to pay a portion of the fees and expenses incurred by counsel to the class action plaintiffs may have tax consequences to you, as described in more detail under the heading "Federal Income Tax Considerations of the Revised Purchase Offer."

HOW CAN I GET MORE INFORMATION?

  Questions concerning (1) how to complete your consent form or the proof of claim, (2) where to remit the consent form or the proof of claim, (3) obtaining additional consent forms, proofs of claim, copies of the original purchase offer and consent solicitation or this supplement should be directed to GEMISYS Corporation, the claims administrator at (800) 326-8222. Substantive questions concerning the consent form or the proof of claim should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700. In addition, you may call Andrea Morehouse Jacob at Host Marriott, L.P. at (301) 380-1735.

                   BACKGROUND OF THE REVISED PURCHASE OFFER

  Following announcement of the Settlement Agreement and the Purchase Offer, the Defendants were contacted by Marvin Schick, a limited partner and the Chairman of the CBM I LP Partners' Committee (the "Partners' Committee"), a committee of limited partners, and his counsel, concerning the terms of the Settlement Agreement. Mr. Schick indicated that direct negotiation with the Partners' Committee would be important in determining whether the limited partners would approve the Settlement Agreement by voting for the Merger and the Amendments and by tendering their Units in the Purchase Offer. During the course of the discussions among the Defendants and the Partners' Committee, the Partners' Committee indicated that it had concerns regarding the adequacy of the net settlement amount to be received by the class members. An agreement was reached through negotiations to increase the Net Settlement Amount to be received by class members to $133,500 per unit, including certain interest accrued on the Settlement Fund, and for Defendants to agree to pay the fees and expenses that counsel to the class action plaintiffs would otherwise have received if their request for attorneys' fees and expenses had been approved by the Court. Defendants also agreed to reimburse the Partners' Committee for $100,000 of expenses incurred in connection with the negotiation of the revised Settlement. Based on that agreement, all parties agreed to amend the Settlement Agreement and the members of the Partners' Committee agreed to join the Settlement and support the Merger and tender their Units.

                       THE AMENDED SETTLEMENT AGREEMENT

  On September 25, 2000, the parties to the Settlement Agreement entered into the Amendment to the Settlement Agreement. Pursuant to the terms of the Amendment to the Settlement Agreement, the Purchaser is continuing to offer to purchase all Units tendered prior to the Expiration Date for $134,130 per Unit (or a pro rata portion thereof). However, the net amount that each Unitholder (other than Unitholders who have opted out of the Settlement) will receive in the Settlement will be $133,500 per Unit (or a pro rata portion thereof) in cash, which amount includes a pro rata portion of certain interest that has accrued on the Settlement Fund less any attorneys' fees and expenses awarded by the Court to counsel to the class action plaintiffs. As of September 22, 2000, approximately $3,800 per Unit of interest had accrued on the Settlement Fund.

  The Amendment to the Settlement Agreement also provides that the Joint Venture will pay a portion of the fees and expenses of counsel to the class action plaintiffs in the Haas Litigation so that such counsel will receive the same amount as they would have received from the Settlement Fund prior to the increase in the Net Settlement Amount if their request for attorneys' fees and expenses had been approved by the Court. In addition, the Joint Venture will reimburse certain of the expenses of the Partners' Committee.

  If you wish to receive the increased Net Settlement Amount of $133,500 in cash for each of your Units, you should approve the revised Settlement by tendering your Units in the Purchase Offer and consenting to the Merger and the Amendments, to the extent you have not already done so. If you have previously voted against the Merger and the Amendments and you now wish to change your vote, you should follow the procedures set forth in this Supplement under the heading "Voting and Revocation of Consents; How to Change Your Vote."

                            FAIRNESS DETERMINATIONS

Position of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser Regarding Fairness

  Based on the factors and subject to the qualifications set forth in the Original Purchase Offer and Consent Solicitation, Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser continue to believe that the Original Purchase Offer and Merger were fair to the unaffiliated limited partners of the Partnership, and believe that the terms of the revised Purchase Offer and the Merger are fair to the unaffiliated limited partners of the Partnership.

  The position of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser regarding the fairness of the revised Purchase Offer and the Merger are included herein pursuant to the requirements of Rule 13e-3 promulgated under the Securities Exchange Act of 1934 and should not be construed by you as a recommendation by any of these entities to tender your Units in the Purchase Offer or consent to the Merger and the Amendments.

Determination of the Special Litigation Committee; and Recommendation of Counsel to the Class Action Plaintiffs

   The Special Litigation Committee has reviewed the terms of the revised Settlement and determined that the revised Settlement does not affect the Special Litigation Committee's determination that the terms of the Settlement,
(1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Haas Litigation), and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Haas Litigation.

  In addition, Class Counsel recommends to the class members that they approve the revised Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. Class Counsel has previously determined and continues to believe that the Settlement represents a fair, reasonable and attractive settlement.

Determination of the CBM I LP Partners' Committee

  The Partners' Committee, of which Marvin Schick is Chairman, has determined that the terms of the revised Settlement are fair and reasonable.

                         EXTENSION OF EXPIRATION DATE

  The Purchase Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, October 16, 2000, unless the Purchaser, in its sole discretion, further extends the period of time during which the Purchase Offer is open. The term "Expiration Date" shall mean the latest time and date at which the Purchase Offer, as so extended by the Purchaser, shall expire. Unitholders may tender their Units, or withdraw any Units previously tendered, until the Expiration Date.

                       EXTENSION OF SOLICITATION PERIOD

  The solicitation period (the "Solicitation Period"), which is the time during which Unitholders may vote for or against the Merger and the Amendments, has been extended to 5:00 p.m., New York City time, on Monday, October 16, 2000, unless the Partnership's general partner, in its sole discretion, elects to further extend the period of time during which the Solicitation Period is open. If at 5:00 p.m., New York City time, on Monday, October 16, 2000, the Merger and the Amendments have received the approval of holders of a majority of the outstanding Units (excluding Units held by the General Partner and its affiliates) and if the Solicitation Period is not further extended, the Solicitation Period will expire, and both the Merger and the Amendments will have been approved by the Unitholders and will be consummated, subject to satisfaction or waiver (if waivable) of the conditions to consummation of the Purchase Offer and the Merger. The Purchaser is hereby amending the original Purchase Offer and Consent Solicitation so that, effective immediately after 5:00 p.m., New York City time, on Monday, October 16, 2000, the Solicitation Period will no longer be required to coincide with the Expiration Date. Effective immediately after 5:00 p.m., New York City time, on Monday, October 16, 2000, the Expiration Date and the Solicitation Period may be extended to the same date or different dates, or not at all. The General Partner may extend the Solicitation Period by giving oral or written notice of such extension to the Claims Administrator and by making a public announcement thereof in the same manner as required for an extension of the Purchase Offer (as described in the Original Purchase Offer and Consent Solicitation), but any such extension of the Solicitation Period may, but need not, coincide with a further extension of the Expiration Date of the Purchase Offer.

  If you have not yet submitted a valid Consent Form and wish to do so now, or if you have previously submitted a valid Consent Form and you now wish to change your vote, you should follow the procedures set forth under the heading "Voting and Revocation of Consents; How To Change Your Vote."

                       EXPIRATION OF THE OPT OUT PERIOD

  Unitholders who do not wish to participate in the Settlement may exclude themselves from the Settlement class by submitting to the Claims Administrator, at the address set forth on the back cover page of this Supplement, a written request to be excluded (an "Opt-Out Notice"). Pursuant to an order of the Court, the Opt-Out Notice must be received by the Claims Administrator on or prior to 6:00 p.m., New York City time, on Friday, October 13, 2000, unless the period during which Opt-Out Notices may be submitted is further extended.

  The Opt-Out Notice must contain the information set forth in the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing," which was distributed by counsel to the class action plaintiffs with the Original Purchase Offer and Consent Solicitation. Unitholders who fail to timely and validly submit an Opt-Out Notice will be bound by all orders and judgments entered in the Haas Litigation, whether favorable or unfavorable to them. If you wish to opt out of the Settlement, you should follow the procedures set forth in the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing," which was distributed by counsel to the class action plaintiffs with the Original Purchase Offer and Consent Solicitation.

                                  THE MERGER

  Pursuant to the terms of the Merger Agreement, each Unit held by a Unitholder (other than the Purchaser or the General Partner) who has not delivered a Proof of Claim prior to the Expiration Date and who has not elected to opt out of the Settlement will be converted in the Merger into the right to receive $134,130 per Unit (or a pro rata portion thereof) in cash, which amount will be distributed and applied in accordance with the Settlement Agreement, as amended. In accordance with the terms of the Amendment to the Settlement Agreement, the net amount that each Unitholder who is a class member will receive in the Merger has been increased to $133,500 per Unit in cash. The Joint Venture will pay a portion of the fees and expenses of counsel to the class action plaintiffs in the Haas Litigation so that such counsel will receive the same amount as they would have received from the Settlement Fund prior to the increase in the Net Settlement Amount if their request for attorneys' fees and expenses had been approved by the Court. The amount to be received by any Unitholder in the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her Units.

        FEDERAL INCOME TAX CONSIDERATIONS OF THE REVISED PURCHASE OFFER

  As described in the Original Purchase Offer and Consent Solicitation under "Federal Income Tax Considerations--Tax Treatment of Participating Unitholders," each Unitholder who does not opt out of the Settlement very likely will be deemed, solely for federal income tax purposes, to have received the Deemed Unit Purchase Amount and the Deemed Claim Value (as such terms are defined therein). As discussed in "--Tax Treatment of Class Counsel's Attorneys' Fees," the Deemed Claim Value may or may not be considered to include the Unitholder's pro rata share of Class Counsel's Attorneys' Fees paid from the Settlement Fund and by the Joint Venture pursuant to the terms of the Amendment to the Settlement Agreement and, with regard to those Unitholders who were obligated to reimburse the expenses of the CBM I LP Partner's Committee prior to the Amendment to the Settlement Agreement, each such Unitholder's pro rata share of such expenses that are reimbursed by the Defendants.

  In determining the correct allocation between the Deemed Unit Purchase Amount and the Deemed Claim Value, each Participating Unitholder should take into consideration the factors described in "--Tax Treatment of Participating Unitholders." One of the factors described therein is the allocation that will be made by the Purchaser and the Defendants between the Deemed Unit Purchase Amount and the Deemed Claim Value for the purpose of determining the Purchaser's initial tax basis in the Units acquired by it through the Purchase Offer and pursuant to the Merger, the Purchaser's share of the Partnership's tax basis in its property and the consequences to the Defendants of the Settlement for tax and financial accounting purposes. Although neither the Purchaser nor the Defendants have yet determined how they will allocate the increase in the Net Settlement Amount, it is possible that a portion of that increase may be allocated to the Deemed Claim Value (and not to the Deemed Unit Purchase Amount). As described in "--Federal Tax Consequences of Receipt of Deemed Claim Value," each Participating Unitholder will be required to treat as ordinary income for federal income tax purposes the portion of the payment received that is attributable to interest accrued on the Settlement Fund.

  The Amendment to the Settlement Agreement will not affect the tax considerations of those Unitholders who opt out of the Settlement.

  For a full discussion of the material federal income tax considerations of the Settlement, each Unitholder is urged to review the section entitled "Federal Income Tax Considerations" in the Original Purchase Offer and Consent Solicitation and the summary prepared by Chamberlain, Hrdlicka, White, Williams, and Martin entitled "United States Federal Income Tax
Considerations--Courtyard I Settlement," which was separately distributed to Unitholders by Class Counsel (the "Chamberlain, Hrdlicka Summary").

  The Chamberlain, Hrdlicka Summary currently states that ". . . the Marriott Defendants have indicated that they currently intend to treat for their own financial and tax purposes, no more than 45 million dollars of the total settlement amount payable to partners in CBM I LP and Courtyard by Marriott II Limited Partnership (CBM II LP) as an expense rather than as a purchase of a partnership interest." To the extent that a portion of the increase in the Net Settlement Amount is treated by the Marriott Defendants as an expense for financial and tax purposes, the aggregate amount that the Marriott Defendants treat as an expense for their own financial and tax purposes may exceed $45 million.

                    FINAL COURT HEARING AND RIGHT TO APPEAR

  The Court will make a determination on the fairness of the proposed Settlement at the final approval hearing, which has been rescheduled for October 19, 2000 at 10:00 a.m. in the courtroom of the Honorable
Michael Peden, 285th District Court, Bexar County Courthouse, 100 Dolorosa Street, San Antonio, Texas. The final approval hearing may be continued or adjourned from time to time by the Court without further notice to you.

  Any class member who has not opted out of the Settlement may appear at the final approval hearing to demonstrate why the proposed Settlement should not be approved as fair, reasonable, and adequate, why the Haas Litigation should not be dismissed with prejudice, or to present any opposition to the proposed distribution of the Settlement Fund or to Class Counsel's application for an award of attorneys' fees and expenses. Unitholders will only be heard at the final approval hearing if they, on or prior to October 13, 2000, submit written notice of their intention to appear at the hearing to:

Robert M. Haas, Sr. et al. v. Marriott International, Inc. et al., No. 98- CI 04092 District Clerk
Bexar County Courthouse
100 Dolorosa Street
San Antonio, Texas 78205
and copies to:

Co-lead counsel:

Stephen M. Hackerman
Hackerman Peterson Frankel & Manela
1122 Bissonnet Street
Houston, Texas 77005

and counsel for Defendants:

Tom A. Cunningham, Esq.
Cunningham, Darlow, Zook & Chapoton, LLP
600 Travis Street, Suite 1700
Houston, Texas 77002

Attorneys for Host Marriott Corporation

Seagal C. Wheatley, Esq.
Jenkens & Gilchrist, P.C.
1800 Frost Bank Tower
100 West Houston Street
San Antonio, Texas 78205

Attorneys for Marriott International, Inc.

  A written notice of intention to appear at the hearing should contain the information set forth in the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott LP and Final Approval Hearing," which was distributed by counsel to the class action plaintiffs with the Original Purchase Offer and Consent Solicitation.

                          SOURCE AND AMOUNT OF FUNDS

  The total amount of funds required to purchase the Units in the Purchase Offer, pay a portion of Class Counsel's legal fees and expenses incurred in connection with the Haas Litigation pursuant to the terms of the revised Settlement, consummate the Merger and pay related fees and expenses will be approximately $172 million, depending upon the number of Units held by limited partners who elect to opt out of the class and the appraised value determined for those Units under the Merger Agreement. The Purchaser will obtain the necessary funds, indirectly, from Marriott International and from Rockledge. Rockledge will obtain a portion of its funds from Host LP through loans and a capital contribution. MI Investor and Rockledge will provide a portion of the funds for the Purchase Offer and the Merger by equity contributions to the Joint Venture, and a subsidiary of Marriott International will provide a portion of the funds through a loan. There is no financing contingency to consummation of the Purchase Offer and the Merger. Host Marriott and Marriott International have guaranteed the obligations of the Haas Litigation Defendants and Rockledge to provide the funds necessary to fund payments under the Settlement Agreement, if the judgment order becomes final.

          VOTING AND REVOCATION OF CONSENTS; HOW TO CHANGE YOUR VOTE

  A new GREEN Consent Form is enclosed with this Supplement. If you have not yet submitted a Consent Form and wish to do so now, you should complete, date and execute the GREEN Consent Form and return it to the Claims Administrator, GEMISYS Corporation, Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112. In addition, properly completed and executed Consent Forms may be returned to the Claims Administrator via facsimile (303) 705-6171. Such Consent Forms transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS.

  If you previously submitted a Consent Form, but now wish to change your vote, you must execute and deliver to the Claims Administrator, prior to the expiration of the Solicitation Period, a subsequently dated Consent Form. Enclosed herewith is a new GREEN Consent Form, which you should complete and timely return to the Claims Administrator if you wish to change your vote. Alternatively, you may submit a written notice stating that your previously submitted Consent Form is revoked. If you wish to change your vote by submitting a written notice please clearly state your name and address on such written notice. You may submit such subsequently dated Consent Form or written notice via regular mail or facsimile, provided that it is received by the Claims Administrator on or prior to the expiration of the Solicitation Period. Any subsequently dated Consent Form or written revocation notices transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS.

  Any properly executed Consent Forms received by GEMISYS prior to the expiration of the Solicitation Period will be voted in accordance with the instructions contained therein. All properly executed Consent Forms that contain no voting instructions will be deemed to have consented to the Merger and all of the Amendments. Consent Forms will be effective only when actually received by the Claims Administrator prior to the expiration of the Solicitation Period. Consent Forms may be withdrawn at any time prior to the expiration of the Solicitation Period. Consent Forms and notices of withdrawal or change of vote dated after the expiration of the Solicitation Period will not be valid. If at the expiration of the Solicitation Period the Merger and the Amendments have received the approval of holders of a majority of the outstanding Units (excluding Units held by the General Partner and its affiliates), both the Merger and the Amendments will have been approved by the Unitholders and will be consummated, subject to satisfaction or waiver (if waivable) of the conditions to consummation of the Purchase Offer and the Merger. Questions concerning (1) how to complete the Consent Form, (2) where to remit the Consent Form or (3) obtaining additional Consent Forms should be directed to the Claims Administrator. Substantive questions concerning the Consent Form should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700. In addition, you may call Andrea Jacob Morehouse at Host Marriott, L.P. at (301) 380-1735.

                                 OTHER MATTERS

Fees and Expenses

  It is estimated that the expenses incurred by the Joint Venture in connection with the consummation of this Purchase Offer and Consent Solicitation will be approximately as set forth below (none of which are payable by the Partnership):

     Accounting Fees..............................................  $     4,100
     Claims Administrator Fees and Expenses.......................  $    25,000
     Fees to Merrill Lynch........................................  $ 2,000,000
     Legal Fees...................................................  $   950,000
     Printing Costs...............................................  $    75,000
     Appraisal Fees...............................................  $   250,000
     Escrow Agent Fees............................................  $    25,000
     Filing Fees..................................................  $    30,448
     Interest.....................................................  $ 4,000,000
     Class Counsel's fees and expenses............................  $13,000,000
     Reimbursement of Partnerships' Committee's fees..............  $   100,000
     Georgeson Shareholder Services, Inc.'s fees..................  $     3,500
     Miscellaneous................................................  $   240,452
                                                                    -----------
       Total......................................................  $20,703,500
                                                                    ===========

Solicitation of Consents

  Pursuant to the terms of the Amendment to the Settlement Agreement, the Defendants or their designees may solicit consents of the Unitholders. Any costs incurred in connection with the solicitation of consents from Unitholders will be paid by the Joint Venture. In addition to solicitation by mail, the directors, officers and employees or designees of the Defendants may solicit consents from Unitholders by telephone or facsimile or in person. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Units held of record by these persons, and the Joint Venture will reimburse the custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  The General Partner may engage Georgeson Shareholder Services, Inc. ("Georgeson") to assist in the solicitation of consents to the Merger and the Amendments. In the event Georgeson were to be engaged, the Joint Venture would pay it a fee of approximately $3,500, plus reimbursement of various out-of-pocket expenses, and would agree to indemnify Georgeson against any losses arising out of Georgeson's consent soliciting services. It is estimated that Georgeson would employ approximately five persons to solicit the consents of Unitholders to the Merger and the Amendments.

  Questions and requests for assistance concerning (1) how to complete the Consent Form or the Proof of Claim, (2) where to remit the Consent Form or the Proof of Claim or (3) obtaining additional copies of this Purchase Offer and Consent Solicitation, the Supplement, the Proof of Claim and the Consent Form and other Purchase Offer and Consent Solicitation materials should be directed to the Claims Administrator at its address and telephone number listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Purchase Offer or the Merger. Substantive questions concerning the Consent Form and the Proof of Claim should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700. In addition, you may call Andrea Jacob Morehouse at Host Marriott, L.P. at (301) 380-1735.

  Facsimile copies of the BLUE Proof of Claim will be accepted. The GREEN Consent Form, properly completed, dated and duly executed, may be returned to the Claims Administrator in the enclosed envelope with pre-paid postage. Facsimile copies of the GREEN Consent Form, properly completed, dated and duly executed, will also be accepted. Consent Forms transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS. The Proof of Claim and the Consent Form and any other required documents should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the Claims Administrator, at the address set forth below.

 The Claims Administrator for the Purchase Offer and Consent Solicitation is:

                              GEMISYS Corporation

    By Mail, Hand or Overnight Delivery:                  Facsimile Transmission:
         Attention: Proxy Department                            303-705-6171
          7103 South Revere Parkway                              Telephone:
           Englewood, CO 80112-9523                            (800) 326-8222

                                 CONSENT FORM
                    (may also be used to change your vote)

      IF YOU PREVIOUSLY SUBMITTED A VALID CONSENT FORM AND DO NOT WISH TO
           CHANGE YOUR VOTE, YOU NEED NOT RETURN THIS CONSENT FORM!

  THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF COURTYARD BY MARRIOTT LIMITED PARTNERSHIP FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE SUPPLEMENT TO THE PURCHASE OFFER AND CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM.

  The undersigned, with respect to each unit of limited partnership interest in Courtyard by Marriott Limited Partnership (the "Partnership") held of record by the undersigned on August 2, 2000, hereby sets forth his, her or its vote in connection with the written consents solicited by the General Partner of the Partnership as described in the Purchase Offer and Consent Solicitation dated August 7, 2000, as supplemented by the Supplement thereto dated September 26, 2000. You are encouraged to indicate your vote by marking the appropriate boxes below. Failure to check any of the boxes with respect to the proposed authorization will, if this consent card has been signed and dated, constitute a vote "FOR" the proposed authorization. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this form.

  You only need to complete, date and sign this Consent Form if: (1) you have not yet submitted a Consent Form and now wish to vote on the Merger and the Amendments to the Partnership Agreement, or (2) you have previously submitted a valid Consent Form but now wish to change your vote. You do not need to complete or return this Consent Form if you previously submitted a valid Consent Form and you do not wish to change your vote.

  Please check the following box if you are submitting this Consent Form because you have previously submitted a Consent Form and now wish to change your vote: [_]

Authorization of the General Partner's grant of consent on behalf of the Partnership to:

(1) the proposed Merger as described in the Purchase Offer and Consent Solicitation Statement dated August 7, 2000, as supplemented by the Supplement thereto dated September 26, 2000:

         FOR  [_]             AGAINST  [_]             ABSTAIN  [_]

(2) the following proposed amendments to the Partnership Agreement as described in the Purchase Offer and Consent Solicitation Statement dated August 7, 2000, as supplemented by the Supplement thereto dated September 26, 2000:

     (a) The proposed amendment to Section 7.01B of the Partnership Agreement:

         FOR  [_]             AGAINST  [_]             ABSTAIN  [_]

     (b) The proposed amendment to Section 7.01A of the Partnership Agreement:

         FOR  [_]             AGAINST  [_]             ABSTAIN  [_]

     (c) The proposed amendments to Sections 4.05 and 4.07 of the Partnership
     Agreement:

         FOR  [_]             AGAINST  [_]             ABSTAIN  [_]

     (d)The proposed amendment to Section 5.01C of the Partnership Agreement:

         FOR  [_]             AGAINST  [_]             ABSTAIN  [_]


Dated:          , 2000                 _______________________________________
                                       (SIGNATURE(S) OF LIMITED PARTNERS(S))
                                       (NOTE: Please sign exactly as your
                                       name or names appear on the label. If
                                       more than one name appears, all
                                       persons so designated should sign.
                                       When signing in a representative
                                       capacity, please give your full
                                       title.)